UNITED STATES

                        SECURITIES & EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 24, 2005

                               VIRIDAX CORPORATION
             (Exact name of registrant as specified in its charter)

          Florida                       0-33473                    65-1138291
-----------------------------   ------------------------        ----------------
(State or other jurisdiction)   (Commission File Number)        (IRS EIN Number)

                                270 NW 3rd Court
                         Boca Raton, Florida 33432-3720
              (Address of principal executive offices and Zip Code)

                                 (561) 368-1427
              (Registrant's telephone number, including area code)

                              I & E TROPICALS, INC.
                                  (Former Name)

Item 2.01 Completion of Acquisition or Disposition of Assets

      On April 24, 2005 Viridax Corporation purchased biological materials identified as Staphylococcus aureus Bacteriophages (Lytic Product Candidate Phases, Rl, R2, and R3) more particularly identified as follows:

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Staphylococcus aureus Phages
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  ID Number       Source                       Date     Specificity
--------------------------------------------------------------------------------
  R1              Enriched Soil                4.04     S. aureus
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  R2              Enriched Soil                4.04     S. aureus
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  R3              Enriched Soil                4.04     S. aureus
--------------------------------------------------------------------------------

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Staphylococcus aureus Hosts
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  ID Number       Source                       Date     Specificity
--------------------------------------------------------------------------------
  19685           ATCC                         --       --
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      The purchase was pursuant to an Asset Purchase Agreement between Viridax
Corporation, as the purchaser, and Mycobis Corporation, a Florida corporation, as the seller. The consideration paid for the above-referenced assets was 2,000,000 shares of common voting stock.

      The President of Mycobis Corporation, Richard C. Honour, has subsequently become the President and Chief Executive Officer of Viridax Corporation (see
Item 5.02 herein). The principle followed in determining the amount of stock paid for the said assets, was an arbitrary decision between the principal stockholders and officers of both corporations and was based, in part, upon prior cash consideration paid to Viridax Corporation for a sale of its common stock. The issuance of 2,000,000 shares of Viridax corporation was considered to be a fair price for the exchange.

      The requirements of Item 9.01 do not apply to this transaction.

Item 5.01 Changes in Control of Registrant

      Prior to the acquisition described in Item 2.01 above, control of Viridax Corporation was held by Brett L. DeWees, a current director and the former President, who owned 2,000,000 of the 3,925,000 shares outstanding. Subsequent to the purchase of assets from Mycobis Corporation as identified in Item 2.01 above, no single individual or entity now controls the Registrant. Brett DeWees and Mycobis Corporation each own 33.75% of the outstanding voting stock of the Corporation, which totals 5,925,000 outstanding shares of voting common stock.

      There are no arrangements in effect or contemplated which may subsequently result in a change of control of the Corporation. No owner or owners of the voting common stock have any options, warrants, or other rights of any type whatsoever that pertain to ownership of the outstanding stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On April 25, 2005, Brett L. DeWees, acting as the sole Director of the Corporation, appointed Richard C. Honour, Michael C, Maloney, and Javaid Sheikh as interim Directors. Brett L. DeWees resigned as President, terminated Bonnie Irby as Secretary and appointed Richard C. Honour as the new President and Chief Executive Officer. Ledyard H. DeWees was also appointed as the new Secretary. Brett L. DeWees continues to serve as a Director.

      Executive Officers - Business Experience - Past 5 Years

      Richard C. Honour, PhD, President & CEO

      From 1997-2002, Dr. Honour served as the President & CEO of Phage Therapeutics, Inc. and Phage Therapeutics International, Inc. companies involved in the discovery and development of bacteriophage pharmaceutical products for the treatment or antibiotic-resistant and other bacterial infections. In 2003 he served as a Director of Phage Genomics, Inc., a company also involved in the discovery and development of bacteriophage pharmaceutical products for the treatment of antibiotic-resistant and other bacterial infections. In 2002, to the present day he is a Director of Eulara Corporation, a company that develops and markets skin care products and dietary supplements. He is also the current President of Mycobis Corporation, a Florida biopharmaceutical company formed to discover and develop bacteriophage therapeutic agents for the treatment of antibiotic-resistant and sensitive bacterial pathogens.

      Ledyard H. DeWees, Esq, Secretary

      Mr. DeWees is an attorney and a member of the Florida Bar. For the past five years he has limited his practice to corporate and securities laws.

      Other Matters

      There are no employment agreements in effect for any officers of the Corporation.

      Javaid Sheikh is the only Director who is also a Director in a reporting company: Liska Biometry.

      The only family relationship between any director and officer is that Brett DeWees, Director, is the adult son (age 39) of Ledyard DeWees, the corporate Secretary.

                               ------------------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VIRIDAX CORPORATION


Date: April 25, 2005                    By: /s/ Richard C. Honour
                                           -------------------------------------
                                           Richard C. Honour
                                           President